Exhibit 10.3

SECOND AMENDMENT TO SHAREHOLDER LOAN AGREEMENT

THIS AMENDMENT TO THE SHAREHOLDER LOAN AGREEMENT (this "**Amendment**") is made as of __ July, 2020 by and among I.R. Med Ltd., an Israeli Company (the "**Company**"), and the undersigned lenders (each a "**Lender**" and collectively, the "**Lenders**").

WHEREAS, the Company and the Lenders entered into certain convertible loan agreement on March 6, 2018 (the "**Original Agreement**") with respect to a loan of NIS 378,896 (the "**Outstanding Loan Amount**"); and

WHEREAS, the Company and the Lenders amended and restated the Original Agreement on March 31, 2020 (the "**Amended Agreement**"); and

WHEREAS, the Company and the Lenders hereby agree to amend certain terms in the Original Agreement such that this Amendment shall apply to the Original Agreement in effect up to March 31, 2020, but shall have no effect whatsoever on the Amended Agreement, which shall remain valid and binding as of March 31, 2020.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. **Repayment or Conversion on or Prior to December 31, 2018**

1.1 The Company and the Lenders hereby confirm that prior to December 31, 2018 the Company and the Majority Lenders (as defined in the Original Agreement) agreed to defer the Repayment Date (as defined in the Original Agreement) of the Outstanding Loan Amount and accrued and unpaid interest thereunder, if any, to a date later than December 31, 2019, and accordingly agreed not to convert the Outstanding Loan Amount (together with interest thereon) into Company shares as specified in Section 3.2 of the Original Agreement (the "**Mandatory Conversion**") until such later date.

1.2 For the avoidance of doubt, on March 31, 2020, each of the Lenders waived any and all rights to convert their respective portions of the Outstanding Loan Amount or any part thereof into shares of the Company in favor of receiving a cash payment, all as set forth in the Amended Agreement currently in effect. Furthermore, under the Amended Agreement, the Repayment Date was determined to be December 31, 2023, all as set forth in the Amended Agreement currently in effect.

2. **Miscellaneous**.

2.1 This Amendment shall be governed by and construed in accordance with the laws of the State of Israel, excluding the body of law pertaining to conflict of law. Any disputes arising under or in relation to this Agreement shall be resolved exclusively by the competent courts of Tel-Aviv.

2.2 Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Amendment may be assigned or transferred by the Company without the prior consent in writing of all of the Lenders.

2.3 This Amendment constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, provided however that the Amended Agreement shall continue to be binding upon the parties' and be in full force and effect without any change whatsoever.

2.4 Any term of this Amendment may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by the execution of a written amendment to this Amendment to be signed by the parties hereto.

2.5 All notices and other communications required or permitted hereunder to be given to a party to this Amendment shall be in writing and shall be faxed, emailed or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, to the following addresses, or such other address with respect to a party as such party shall notify each other party in writing as above provided: (i) if to the Lenders, to the addresses set forth in the preamble, and (ii) if to the Company, Tzahar Industrial Zone, Rosh Pina, Israel, 1200000, Fax: ___________, Email:

oded@bashanti.com, with a copy to Peter Sugarman, Adv., Yigal Arnon & Co., 1 Azrieli Center, Tel Aviv 67021, Israel, Fax: (972-3) 608-7714, Email: peters@arnon.co.il. Any notice sent in accordance with this Section 2.5 shall be effective (i) if mailed, five (5) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via fax or email, upon transmission and electronic confirmation of receipt or if transmitted and received on a non-business day, on the first business day following transmission and electronic confirmation of receipt.

2.6 No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Amendment, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

2.7 If any provision of this Amendment is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Amendment and the remainder of this Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, provided, however, that in such event this Amendment shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

2.8 This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument. Signatures by facsimile or signatures which have been scanned and transmitted by electronic mail shall be deemed valid and binding for all purposes.

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IN WITNESS WHEREOF the parties have signed this Amendment to the Original Agreements in one or more counterparts as of the date first hereinabove set forth.

Company: [stamp: אי אר מד בע"מ IR-MED Ltd] [signature]

I.R. Med Ltd.

By: Roni Klein, CEO

Lenders:

Med2bwell Ltd. [signature] [stamp: MED2BWELL LTD ח.פ. 515302404] (Signature) By: Oded Salom	**Liat Electronics Ltd.** [signature] (Signature) By: David Levy
Aharon Klein Aharon Klein (Signature) By: AHARON KLEIN	**Yaniv Cohen** [signature] (Signature) By: Yaniv Cohen